                             UNDERWRITING AGREEMENT
                                     BETWEEN
                              GARTMORE MUTUAL FUNDS
                                       AND
                      GARTMORE DISTRIBUTION SERVICES, INC.

         AGREEMENT, made as of this 2nd day of December, 2004, by and between Gartmore Mutual Funds (formerly Nationwide Mutual Funds), an Ohio business trust (the "Trust"), and Gartmore Distribution Services, Inc., a Delaware corporation, (the "Underwriter").

                              W I T N E S S E T H:

         WHEREAS, the Underwriter is an affiliate of Nationwide Securities, Inc. (formerly Nationwide Advisory Services, Inc.), which was the previous principal underwriter of the Trust; and

         WHEREAS, the Trust is engaged in business as an open-end management investment company, as defined in the Investment Company Act of 1940 (the "1940 Act"), and is so registered with the Securities and Exchange Commission (the "SEC") under the provisions of that Act; and

         WHEREAS, it is mutually desired that the Underwriter undertake as agent of the Trust, the sale and distribution of Shares of each of the investment portfolios of the Trust which are listed on Schedule A to this Agreement (each a "Fund");

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1. Appointment as Underwriter. The Trust hereby appoints the Underwriter their agent for the sale of the Shares covered by the registration statement for the Trust. As used in this Agreement, the "registration statement" shall refer to the Trust's current registration on Form N-1A and shall include the prospectus (Part A), Statement of Additional Information (Part B) and Part C, and together the current prospectus and Statement of Additional Information shall be referred to as the "Prospectus." The Trust understands that Underwriter is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph.

         2. Duties of Underwriter. (a) The Underwriter hereby accepts such appointment as distributor for the sale of the Shares and agrees that it will use its best efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Underwriter shall, at its own expense, finance appropriate activities which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

                  (b) In its capacity as Underwriter, Underwriter agrees to act in conformity with the Prospectus and the Trust's Declaration of Trust and Bylaws and with instructions received from the Trustees of the Trust and shall conform to and comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the SEC thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

                  (c) The Underwriter may, and when requested by the Trustees or their representatives shall, suspend its efforts to effectuate sales of Shares on behalf of the Trust at any time when in the opinion of the Underwriter or of the Trustees no sales should be made because of market or other economic considerations or abnormal circumstances of any kind. The Trust and its Trustees may withdraw the offering of the Shares (i) at any time with the consent of the Underwriter, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Underwriter does not undertake to sell all or any specific portion of the Shares.

                  (d) The Underwriter agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when requested by the Trust or when requested to divulge such information by duly constituted authorities, after prior notification to and approval in writing by the Trust. Such approval shall not be unreasonably withheld and may not be withheld where the Underwriter may be exposed to civil or criminal contempt proceedings for failure to comply.

         3. Sale and Payment of Shares. (a) The Underwriter shall have the right to purchase Shares of the Funds at the net asset value in effect at the time that orders for such Shares are received by the Trust or its authorized agent and to sell such Shares at the applicable public offering price through dealers or other persons. The public offering price for the Shares of each Fund shall equal to the sum of (a) the net asset value per Share next computed for a Fund by the Trust and (b) any applicable sales charge, all as set forth in the current Prospectus for the Fund. The net asset value of the Shares shall be determined in accordance with the provisions of the Trust's Declaration of Trust and the Prospectus. The Trust shall allow the Underwriter as compensation for its services the particular sales charge applicable to the Shares sold. The Underwriter may fix the portion of the distribution charge to be allowed to dealers and others.

                  (b) The Underwriter agrees that it will deliver or cause to be delivered to the Trust or to its authorized agent, as the Trustees may direct, an amount equal to the net asset value of Shares for which purchase orders have been placed with and accepted by the Underwriter and shall forward to the Trust or its authorized agent, as the Trustees may direct, all orders for the purchase of Shares with reasonable promptness after the receipt and acceptance thereof by the Underwriter; provided, however, that the Underwriter shall have the sole right to accept or reject all orders for the purchase of Shares and will return promptly any rejected order together with the consideration which accompanied it.

         4. Issuance of Shares. The Trust reserves the right to issue, transfer or sell Shares, which are otherwise subject to a sales charge, at net asset value (a) in connection with the merger or consolidation of the Trust or the Fund(s) with any other investment company or the acquisition by the Trust or the Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in the Prospectus of a Fund; (e) in a sale to the Trustees, employees, officers and directors of or salespersons employed by the Underwriter and to officers, directors and employees of any investment adviser of the Trust; and (f) otherwise in accordance with the Prospectus of a Fund.

         5.       The Trust agrees as follows:

                  (1) to use its best efforts to maintain its registration as a diversified open-end management investment company under the 1940 Act, and to comply with all of the provisions of that Act and of the rules and regulations thereunder;
                  (2) to register its Shares under the Securities Act of 1933, and to use its best efforts to maintain such registration;
                  (3) to prepare and file such amendments to the registration statements and Prospectus and other statements or reports as may be necessary to comply with the Securities Act of 1933, the 1940 Act, and the rules and regulations of the SEC;
                  (4) to furnish the Underwriter with a sufficient number of Prospectuses to meet the Underwriter's requirements for use in connection with sales of Shares, and that the Underwriter will not be required to use any prospectuses of the Trust which shall not be in form and content satisfactory to counsel for the Underwriter; and
                  (5) at the request of the Underwriter, to take such steps as may be necessary and feasible to qualify Shares for sale in each state, territory or dependency of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory, dependency, district or country where they shall deem such qualification disadvantageous to the Trust.

         6.       The Underwriter agrees as follows:

                  (1) that the Underwriter and its officers or directors will purchase and keep Shares only for investment purposes;
                  (2) that it will not purchase Shares from the Shareholders except as agent for the Trust;
                  (3) that upon the request of the Trust or its representative it will furnish to the Trust or such representative any information in its possession which is pertinent to the preparation of any Registration Statement, Prospectus or amendment thereto, or any report required by law or regulation; and
                  (4) that neither the Underwriter nor any other person authorized by it to solicit purchases of Shares shall give any information or make any representations, other than those contained in the Registration Statement or Prospectus or in any supplemental sales literature authorized by the Trust for use in connection with the sale of shares.

         7. Fees and Expenses. The Trust may pay a distribution fee to the Underwriter determined in accordance with any applicable Distribution Plan adopted by the Trustees and approved by the shareholders pursuant to Rule 12b-1 under the 1940 Act. The Underwriter will be deemed to have performed all services required to be performed in order to be entitled to receive its distribution fee with respect to shares of each Fund upon the settlement of each sale of its shares taken into account in determining such distribution fees.

         The Underwriter shall pay expenses for (i) printing and distributing any prospectus and preparing, printing and distributing any other literature used by the Underwriter in connection with the offering of the Shares for sale to the public (except such expenses as may be incurred by the Trust in connection with the preparation, printing and distribution of any Prospectus, report or other communication to Shareholders, to the extent that such expenses are necessarily incurred to effect compliance by the Trust with any Federal or state law or to enable such distribution to Shareholders), and (ii) expenses of advertising in connection with such offering. The Trust will pay or cause to be paid (i) all fees and expenses for the issue and delivery of Shares, and (ii) all auditing expenses of the Trust.

         8. Repurchase of Shares. The Trustees hereby appoint the Underwriter its agent to repurchase Shares, upon the written request of the Shareholders, accompanied by the certificate or certificates representing such Shares (if certificates for such Shares have been issued by the Trust) properly endorsed for transfer, at the net asset value in effect at the time when the sale is made.

         9. Indemnification. (a) The Trust agrees to indemnify, defend and hold the Underwriter, its directors, officers and employees, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act ("Underwriter Affiliates") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter and the Underwriter Affiliates may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading. Provided, however, that the Trust's agreement to indemnify the Underwriter and the Underwriter Affiliates shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any information or representations which were furnished in writing to the Trust by the Underwriter, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Underwriter and the Underwriter Affiliates shall not be deemed to cover any liability to the Trust or its Shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriters reckless disregard of its obligations and duties under this Agreement.

                  (b) The Underwriter agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act ("Trust Affiliates") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust and the Trust Affiliates may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust or the Trust Affiliates resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Underwriter to the Trust and used in the answers to any of the items of the registration statement or in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Underwriter to the Trust required to be stated in such answers or necessary to make such information not misleading.

         10. Term, Duration and Termination. The term of this Agreement shall begin as of the date first written above (or, if a particular Fund is not in existence on that date, the date an amendment to Schedule A to this Agreement adding the new Fund is executed) and, unless sooner terminated as provided herein, shall remain in effect for a period of two (2) years from that date. Thereafter, if not terminated, this Agreement shall continue in effect from year to year thereafter provided such continuance shall be approved at least annually by (a) a majority of the Trustees or by the affirmative vote or written approval of the holders of a majority of the outstanding Shares and (b) a majority of the Trustees who are not interested persons of the Underwriter, the term "interested person" having the meaning defined in Section 2(a)(19) of the 1940 Act. This Agreement is terminable without penalty, on not less than sixty days prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Underwriter. This Agreement will also terminate automatically in the event of its assignment (as such term is defined in the 1940 Act).

         11. Amendment. This Agreement may not be amended or changed in any manner except by a written agreement executed by both the Trust and the Underwriter.

         12. Jurisdiction. This Agreement shall be governed by and in accordance with the substantive laws of the State of Ohio without reference to choice of law principles thereof and in accordance with the 1940 Act. In case of any conflict, the 1940 Act shall control.

         13. Gartmore Mutual Funds and its Trustees. The terms "Gartmore Mutual Funds" and the "Trustees of Gartmore Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of October 30, 1997, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the

Secretary of State of Ohio and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of Gartmore Mutual Fund's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to the Gartmore Mutual Funds. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust. All person dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        GARTMORE MUTUAL FUNDS

                                        By:
                                           -------------------------

                                        Name:
                                             -----------------------

                                        Title:
                                              ----------------------


                                        GARTMORE DISTRIBUTION SERVICES, INC.

                                        By:
                                           -------------------------

                                        Name:
                                             -----------------------

                                        Title:
                                              ----------------------

                                   Schedule A
                             Underwriting Agreement
                        between Gartmore Mutual Funds and
                      Gartmore Distribution Services, Inc.
                          (Effective December 29, 2004)

Name of Fund

Gartmore Nationwide Fund (formerly Gartmore Total Return Fund)
Gartmore Growth Fund (formerly Nationwide Growth Fund)
Gartmore Mid Cap Growth Leaders Fund (formerly Millennium Growth Fund,
         Nationwide New Economy Fund and Nationwide Mid Cap Growth Fund) Gartmore Bond Fund (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund (formerly Nationwide Tax-Free Income Fund) Gartmore Government Bond Fund (formerly Nationwide Intermediate U.S. Government
         Bond Fund and Nationwide Government Bond Fund)
Gartmore Money Market Fund (formerly Nationwide Money Market Fund)
Gartmore Large Cap Value Fund (formerly Prestige Large Cap Value Fund and
         Nationwide Large Cap Value Fund)
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund and Prestige Small
         Cap Fund)
Gartmore Short Duration Bond Fund (formerly Morley Capital Accumulation Fund,
         Nationwide Morley Capital Accumulation Fund and Gartmore Morley Capital Accumulation Fund)
Gartmore Morley Enhanced Income Fund (formerly Morley Enhanced Income Fund and
         Nationwide Morley Enhanced Income Fund)
Gartmore U.S. Growth Leaders Fund (formerly Nationwide Focus Fund and Gartmore
         Growth 20 Fund)
Gartmore Value Opportunities Fund (formerly Nationwide Value Opportunities Fund) Gartmore High Yield Bond Fund (formerly Nationwide High Yield Bond Fund) Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund) Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap Market Index
         Fund)
Gartmore International Index Fund (formerly Nationwide International Index Fund) Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)
Gartmore Investor Destinations Aggressive Fund (formerly Investor Destinations
         Aggressive Fund and Nationwide Investor Destinations Aggressive Fund) Gartmore Investor Destinations Moderately Aggressive Fund (formerly Investor
         Destinations Moderately Aggressive Fund and Nationwide Investor Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund (formerly Investor Destinations
         Moderate Fund and Nationwide Investor Destinations Moderate Fund) Gartmore Investor Destinations Moderately Conservative Fund (formerly Investor
         Destinations Moderately Conservative Fund and Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund (formerly Investor Destinations
         Conservative Fund and Nationwide Investor Destinations Conservative
         Fund)
NorthPointe Small Cap Value Fund
NorthPointe Small Cap Growth Fund

                                   Schedule A
                             Underwriting Agreement
                        between Gartmore Mutual Funds and
                      Gartmore Distribution Services, Inc.
                          (Effective December 29, 2004)

Name of Fund

Gartmore Global Technology and Communications Fund (formerly Nationwide Global
         Technology and Communications Fund)
Gartmore Global Health Sciences Fund (formerly Nationwide Global Life Sciences
         Fund)
Gartmore Emerging Markets Fund
Gartmore International Growth Fund
Gartmore Worldwide Leaders Fund (formerly Gartmore Global Leaders Fund)
Gartmore European Leaders Fund (formerly Gartmore European Growth Fund)
Gartmore Small Cap Growth Fund (formerly Gartmore Global Small Companies Fund) Gartmore OTC Fund
Gartmore Asia Pacific Leaders Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund)
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore U.S Growth Leaders Long-Short Fund (formerly Gartmore Long-Short Equity
         Plus Fund)
Gartmore Nationwide Principal Protected Fund
Gartmore Long-Short Fund
Gartmore Market Neutral Bond Plus Fund
Gartmore Convertible Fund
Gartmore China Opportunities Fund
Gartmore Global Natural Resources Fund
Gartmore Optimal Allocations Fund: Aggressive
Gartmore Optimal Allocations Fund: Moderately Aggressive
Gartmore Optimal Allocations Fund: Moderate
Gartmore Optimal Allocations Fund: Specialty
Gartmore Small Cap Leaders Fund

                                   Schedule A
                             Underwriting Agreement
                        between Gartmore Mutual Funds and
                      Gartmore Distribution Services, Inc.
                          (Effective December 29, 2004)


                                        GARTMORE MUTUAL FUNDS

                                        By:
                                           ------------------------

                                        Name:
                                             ----------------------

                                        Title:
                                              ---------------------


                                        GARTMORE DISTRIBUTION SERVICES, INC.

                                        By:
                                           ------------------------

                                        Name:
                                             ----------------------

                                        Title:
                                              ---------------------